                                                                      EXHIBIT 26


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          _________________________

                      THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                               36-0899825
                                                          (I.R.S. employer
                                                        identification number)


One First National Plaza, Chicago, Illinois                      60670-0126
        (Address of principal executive offices)                 (Zip Code)

                      The First National Bank of Chicago
                     One First National Plaza, Suite 0286
                         Chicago, Illinois 60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919
          (Name, address and telephone number of agent for service)

                          _________________________


        UNION TANK CAR COMPANY                          PROCOR LIMITED
         (Exact names of registrants as specified in their charters)

        Delaware                                        Canada
        (State or other jurisdiction of incorporation or organization)


        36-3104688                                      None
(I.R.S. employer identification number)            (I.R.S. employer identification number)

        225 West Washington Street                      2001 Speers Road
        Chicago, Illinois 60606                         Oakville, Ontarion Canada L6J 5E1
        (312) 372-9500                                  (905) 827-4111
                      (Address, including zip code and telephone number,
             including area code, of registrants' principal executive offices)


                   Pass Through Certificates, Series 1996-A
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                (a)     Name and address of each examining or
                supervising authority to which it is subject.

                Comptroller of Currency, Washington, D.C.,
                Federal Deposit Insurance Corporation,
                Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                (b)     Whether it is authorized to exercise
                corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                1. A copy of the articles of association of the trustee now in effect.*

                2. A copy of the certificates of authority of the trustee to commence business.*

                3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                4.  A copy of the existing by-laws of the trustee.*

                5.  Not Applicable.

                6.  The consent of the trustee required by
                    Section 321(b) of the Act.

                7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.  Not Applicable.

                9.  Not Applicable.



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of April, 1996.


                    The First National Bank of Chicago,
                    Trustee,

                    By /s/ John R. Prendiville
                       John R. Prendiville
                       Vice President

* Exhibit 1,2,3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                  EXHIBIT 6



                     THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                April 30, 1996



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of Pass Through Trust Agreements, one between Union Tank Car Company and The First National Bank of Chicago, and the other among Union Tank Car Company, Procor Limited and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                        Very truly yours,

                        The First National Bank of Chicago

                        By:     /s/ John R. Prendiville
                                John R. Prendiville
                                Vice President

                                  EXHIBIT 7


Legal Title of Bank:    The First National Bank of Chicago              Call Date:  12/31/95 ST-BK: 17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                                Page RC-1
City, State Zip:        Chicago, IL  60670-0460
FDIC Certificate No:    0/3/6/1/8


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET



                                                                                                          C400            <-
                                                                  DOLLAR AMOUNTS IN                   ------------       -----
                                                                       THOUSANDS            RCFD      BIL MIL THOU
                                                                  -----------------         ----      ------------
ASSETS
1.   Cash and balances due from depository institutions (from
     Schedule RC-A):
     a.  Noninterest-bearing balances and currency and
     coin(1) ..................................................                             0081      4,003,995            1.a.
     b.  Interest-bearing balance(2) ..........................                             0071      9,240,284            1.b.
2.   Securities
     a.  Held-to-maturity securities (from Schedule RC-B,
     column A) ................................................                             1754              0            2.a.
     b. Available-for-sale securities (from Schedule RC-B,
     column D) ................................................                             1773        827,134            2.b.
3.   Federal funds sold and securities purchased under
     agreements to resell in domestic offices of the bank and
     its Edge and Agreement subsidiaries, and in IBFs:
     a.  Federal Funds sold ...................................                             0276      3,287,844            3.a.
     b.  Securities purchased under agreements to resell ......                             0277        612,400            3.b.
4.   Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income (from
     Schedule RC-C) ...........................................   RCFD 2122 16,463,126                                     4.a.
     b.  LESS: Allowance for loan and lease losses ............   RCFD 3123    353,777                                     4.b.
     c.  LESS: Allocated transfer risk reserve ................   RCFD 3128          0                                     4.c.
     d.  Loans and leases, net of unearned income, allowance,
         and reserve (item 4.a minus 4.b and 4.c) .............                             2125     16,109,349            4.d.
5.   Assets held is trading accounts ..........................                             3545     12,379,396            5.
6.   Premises and fixed assets (including capitalized
     losses) ..................................................                             2,145       591,753            6.
7.   Other real estate owned (from Schedule RC-M) .............                             2,150         8,796            7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) ...........................                             2130         40,560            8.
9.   Customers' liability to this bank on acceptances
     outstanding ..............................................                             2155        524,918            9.
10.  Intangible assets (from Schedule RC-M) ...................                             2143        101,011           10.
11.  Other assets (from Schedule RC-F) ........................                             2160      1,633,056           11.
12.  Total assets (sum of items 1 through 11) .................                             2170     49,360,496           12.



- ---------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  The First National Bank of Chicago                           Call Date: 12/31/95  ST-BK:  17-1630 FFIEC  031
Address:              One First National Plaza, Suite 0460                                                               Page RC-2
City, State Zip:      Chicago, IL 60670-0460
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                        DOLLAR AMOUNTS IN
                                                                            THOUSANDS                BIL MIL THOU
                                                                        -----------------            ------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) ...............................                          RCON 2200   15,174,243    13.a.
       (1) Noninterest-bearing(1).................................     RCON 6631  6,217,164                           13.a.(1)
       (2) Interest-bearing.......................................     RCON 6636  8,957,079                           13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II).........................                          RCFN 2200   14,435,503    13.b.
       (1) Noninterest bearing....................................     RCFN 6631    625,206                           13.b.(1)
       (2) Interest-bearing.......................................     RCFN 6636 13,810,297                           13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased....................................                          RCFD 0278    2,449,282    14.a.
    b. Securities sold under agreements to repurchase.............                          RCFD 0279      880,215    14.b.
15. a. Demand notes issued to the U.S. Treasury...................                          RCON 2840       93,942    15.a.
    b. Trading Liabilities........................................                          RCFD 3548    7,523,265    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less.................                          RCFD 2332    1,897,370    16.a.
    b. With original maturity of more than one year...............                          RCFD 2333      383,807    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases .......................................................                          RCFD 2910      280,522    17.
18. Bank's liability on acceptance executed and outstanding.......                          RCFD 2920      524,918    18.
19. Subordinated notes and debentures.............................                          RCFD 3200    1,225,000    19.
20. Other liabilities (from Schedule RC-G)........................                          RCFD 2930    1,444,364    20.
21. Total liabilities (sum of items 13 through 20)................                          RCFD 2948   46,312,431    21.
22. Limited-Life preferred stock and related surplus..............                          RCFD 3282         0       22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................                          RCFD 3838         0       23.
24. Common stock..................................................                          RCFD 3230      200,858    24.
25. Surplus (exclude all surplus related to preferred stock)......                          RCFD 3839    2,320,126    25.
26. a. Undivided profits and capital reserves.....................                          RCFD 3632      519,849    26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.................................................                          RCFD 8434        7,315    26.b.
27. Cumulative foreign currency translation adjustments...........                          RCFD 3284          (83)   27.
28. Total equity capital (sum of items 23 through 27).............                          RCFD 3210    3,048,065    28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................                          RCFD 3300   49,360,496    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external
   auditors as of any date during 1993............................                          RCFD 6724  N/A                      M.1.



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

- ------------------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.